Filed Pursuant to Rule 424(b)(5)
Registration No. 333-283349

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale thereof is not permitted.

Subject to Completion, Dated August 31, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To prospectus dated November 27, 2024)

Shares of Common Stock

Pre-Funded Warrants to Purchase up to      Shares of Common Stock

Warrants to Purchase up to      Shares of Common Stock

We are selling    shares of our common stock, par value $0.00001 per share, or the common stock, and, in lieu of common stock to certain investors, pre-funded warrants to purchase    shares of common stock, as well as accompanying common stock warrants to purchase up to an aggregate of    shares of our common stock, or the common stock warrants, pursuant to this prospectus supplement and the accompanying prospectus. Each share of common stock and each pre-funded warrant will be sold in combination with an accompanying common stock warrant to purchase  shares of common stock issued. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the pre-funded warrants and common stock warrants sold in this offering.

The purchase price of each pre-funded warrant and accompanying warrant equals the price per share at which shares of common stock and the accompanying common stock warrants are being sold to the public in this offering, minus $0.00001, and the exercise price of each pre-funded warrant equals $0.00001 per share. The shares of our common stock (or pre-funded warrants) and common stock warrants are immediately separable and will be issued separately. The common stock warrants will be immediately exercisable and will expire five years from the date of issuance. The initial exercise price of the common stock warrants is $  per share of common stock. The exercise price of the common stock warrants and the number of shares of our common stock issuable upon exercise of the common stock warrants is subject to adjustments as described elsewhere in this prospectus supplement. In addition, beginning on the date of our initial public announcement of the decision by the U.S. Food and Drug Administration, or FDA, regarding the acceptance for review of our New Drug Application, or NDA, for rezatapopt for the treatment of patients with platinum-resistant/refractory ovarian cancer harboring a TP53 Y220C mutation, or the NDA Acceptance Announcement, the exercise price of the common stock warrants will be reduced to the greater of (i) 33% of the initial exercise price of the common stock warrants and (ii) the lesser of (x) the then exercise price and (y) the volume weighted average price of our common stock for the five trading day period beginning on the trading day following the NDA Acceptance Announcement, referred to as the Reset Exercise Price, if such Reset Exercise Price is less than the initial exercise price. If the exercise price of the common stock warrants is reduced to the Reset Exercise Price, the number of shares of common stock issuable pursuant to the common stock warrant shall be increased such that the aggregate exercise price payable thereunder, after taking into account the decrease in the exercise price to the Reset Exercise Price, shall be equal to the aggregate exercise price immediately prior to the date of the NDA Acceptance Announcement. See “Description of Securities.”

To the extent that the NDA Acceptance Announcement relates to a positive decision of the FDA to accept the NDA, then during the period beginning on the 30th day following the date of the NDA Acceptance Announcement and ending on the 60th calendar day thereafter, we may require the holders of common stock warrants to exercise up to 50% of their common stock warrants for cash, or the Mandatory Exercise. Any common stock warrant which has not been exercised pursuant to the Mandatory Exercise shall become null and void and the rights of the holder of the common stock warrant to exercise such common stock warrant shall lapse.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “PMVP.” On August 28, 2026, the last reported sale price of our common stock on the Nasdaq Global Select Market was $1.22 per share. There is no established public trading market for the pre-funded warrants or the common stock warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the pre-funded warrants or the common stock warrants on the Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.

We are a “smaller reporting company” as defined under Rule 12b-2 promulgated under the Exchange Act, and, as such, are subject to certain reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. See the information contained under “Risk Factors” beginning on page S-8 of this prospectus supplement and the documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Common Stock Warrant	Per Pre-Funded Warrant and Accompanying Common Stock Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	See the section entitled “Underwriting” for additional disclosure regarding underwriter compensation and estimated offering expenses.

Delivery of the securities is expected to be made on or about  , 2026.

Sole Book-Running Manager

TD Cowen

Prospectus supplement dated     , 2026

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC. Under the shelf registration process, we may offer from time to time various securities, of which this offering of shares of our common stock, common stock warrants and pre-funded warrants to certain investors is a part. Such registration statement also includes exhibits that provide more detail on the matters discussed in this prospectus supplement and the accompanying prospectus.

If the information contained in this prospectus supplement differs or varies from the information contained in any document incorporated by reference herein that was filed with the SEC before the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a subsequently filed document deemed incorporated by reference in this prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement. We have not, and the underwriters have not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement or contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide.

The information contained in this prospectus supplement and the documents incorporated by reference herein is accurate only as of their respective dates, regardless of the time of delivery of any such document or the time of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement in making your investment decision. You should read this prospectus supplement, as well as the documents incorporated by reference herein, the additional information described under the sections titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering, before investing in our securities.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We use various trademarks, trade names and service marks in our business, including without limitation our corporate name and logo. All other trademarks, trade names or service marks referred to in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks, trade names and service marks in this prospectus supplement may be referred to without the ®, ™ and SM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. This prospectus supplement and the documents incorporated by reference herein also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

We are offering to sell, and seeking offers to buy, shares of securities to certain investors only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context suggests otherwise, all references in this prospectus supplement and any free writing prospectus to “us,” “our,” “PMV Pharma,” “we,” the “Company” and similar designations refer to PMV Pharmaceuticals, Inc.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights certain of the information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that may be important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus, including any information incorporated by reference, which are described in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” herein and therein. In particular, you should carefully consider the risks and uncertainties described in the section titled “Risk Factors” in this prospectus supplement and in the accompanying prospectus and under “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein and any related free writing prospectus, including in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as those contained in the other documents incorporated by reference.

Overview

We are a precision oncology company pioneering the discovery and development of small molecule, tumor-agnostic therapies targeting p53. p53 is a well-defined tumor suppressor protein known as the “guardian of the genome,” and normal, or wild-type, p53 has the ability to eliminate cancer cells. However, mutant p53 proteins can be misfolded and lose their wild-type tumor suppressing function. These p53 mutations are found in approximately half of all cancers. The field of p53 biology was established by our co-founder Dr. Arnold Levine when he discovered the p53 protein in 1979. We have leveraged more than four decades of research experience and developed unique insights into p53 to create a precision oncology platform designed to generate selective, small molecule, tumor-agnostic therapies that structurally correct specific mutant p53 proteins to restore their wild-type function. We are deploying our precision oncology platform to target p53 mutations and other p53-related cancers.

Our lead product candidate, rezatapopt, is an orally available small molecule designed to potently and selectively correct p53 misfolding caused by a specific p53 mutation, Y220C, while sparing wild-type p53. The p53 Y220C mutation is associated with approximately 1% of all cancers, including endometrial, breast, non-small cell lung cancer, or NSCLC, colorectal, pancreatic and notably, approximately 3.2% of ovarian cancers. With respect to ovarian cancers caused by the p53 Y220C mutation, we estimate approximately 1,900 patients (U.S. plus EU4/UK) in the second-line plus setting, of which 1,000 patients represent between approximately $550 million and approximately $700 million U.S. market, and between approximately $850 million and approximately $1 billion global market.

Rezatapopt is designed to restore the wild-type conformation by occupying the pocket created by the tyrosine to cysteine mutation in amino acid position 220. We are pursuing a tumor-agnostic development strategy and initiated a Phase 1/2 clinical trial, PYNNACLE, in October 2020. Our strategy is to seek approval under an accelerated pathway, and we believe the Phase 2 portion of the PYNNACLE clinical trial has the potential to serve as a pivotal study. In October 2020, we were granted FDA Fast Track designation of rezatapopt for the treatment of patients with locally advanced or metastatic solid tumors that have a p53 Y220C mutation. In July 2023, we met with the FDA at an End-of-Phase 1 meeting where alignment was obtained on the recommended Phase 2 dose and key elements of the single-arm, Phase 2 registrational portion of our PYNNACLE study. In October 2023, we presented our updated Phase 1 clinical data for rezatapopt at the 2023 American Association for Cancer Research, the National Cancer Institute, and the European Organisation for Research and Treatment of Cancer, International Conference, the AACR-NCI-EORTC International Conference, on Molecular Targets and Cancer Therapeutics Annual Meeting. We dosed our first patient in the pivotal Phase 2 monotherapy portion of the PYNNACLE study in the first quarter of 2024. In September 2025, we announced interim data from the Phase 2 pivotal portion of the PYNNACLE clinical trial, which was updated in October 2025 in a late-breaking oral presentation and poster presentation at the 2025 AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics Meeting. In March 2026, rezatapopt was granted orphan drug designation from the FDA for the treatment of TP53 Y220C positive ovarian cancer, fallopian tube cancer, and primary peritoneal cancer.

Recent Developments

Regulatory Update

In a recent meeting with the FDA, we obtained feedback that continues to support our strategy for submitting an NDA for accelerated approval for rezatapopt in patients with platinum-resistant/refractory ovarian cancer with a TP53 Y220C mutation based on the Phase 2 portion of the PYNNACLE clinical trial. We plan to submit an NDA for the treatment of patients with platinum-resistant/refractory ovarian cancer harboring a TP53 Y220C mutation in the first quarter of 2027.

PYNNACLE Phase 2 Ovarian Cancer Interim Data Update

Enrollment of platinum-resistant/refractory ovarian cancer patients for the primary analysis in the Phase 2 monotherapy portion of the PYNNACLE Phase 2 pivotal trial has been completed. The updated interim ovarian cancer data below are summarized as of a May 14, 2026 data cutoff date.

Efficacy

•	The efficacy population consisted of 76 patients enrolled as of the data cutoff date who either had reached the first post-baseline tumor assessment or discontinued early.

•

Overall response rate was 46% (35/76 patients, including four confirmed complete responses, 29 confirmed partial responses, and two unconfirmed partial responses) per investigator assessment according to Response Evaluation Criteria in Solid Tumors version 1.1.

•	The median time to response was 1.3 months and median duration of response was 10.0 months based on confirmed responses only.

Safety

Rezatapopt continued to show a favorable and consistent safety and tolerability profile across all cohorts, with mostly Grade 1 and 2 treatment-related adverse events, or AEs, observed as well as a low rate (5%) of discontinuation due to treatment-related AEs. The safety and tolerability profile of rezatapopt in the ovarian cancer cohort was similar to the overall population.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700.0 million and our annual revenue was less than $100.0 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250.0 million measured on the last business day of the second fiscal quarter of the preceding fiscal year or (ii) our annual revenue was less than $100.0 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700.0 million measured on the last business day of the second fiscal quarter of the preceding fiscal year. As a smaller reporting company we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K, and smaller reporting companies have reduced disclosure obligations regarding executive compensation. Accordingly, the information contained or incorporated by reference herein may be different than the information you receive from other public companies in which you hold stock.

Corporate Information

We were incorporated in Delaware in March 2013 under the name “PJ Pharmaceuticals, Inc.” In July 2013, we changed our name to “PMV Pharmaceuticals, Inc.” Our principal executive offices are located at 400 Alexander Park Drive, Suite 301, Princeton, New Jersey 08540, and our telephone number is (609) 642-6670. Our website address is www.pmvpharma.com. The information contained on, or accessible through, our website is not incorporated by reference in this prospectus. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, are filed with the SEC. Such reports and other information filed by us with the SEC are available free of charge on our website at ir.pmvpharma.com when such reports are available on the SEC’s website. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at www.sec.gov. The information contained on the websites referenced in this prospectus and in the documents that are incorporated by reference in this prospectus is not incorporated by reference in this filing. Further, our references to website URLs are intended to be inactive textual references only.

THE OFFERING

Common stock offered by us:	shares of our common stock.

Each share of common stock is being offered and sold together with an accompanying common stock warrant to purchase shares of common stock at a combined offering price of $ .

Pre-funded Warrants offered by us:	Pre-funded warrants to purchase shares of common stock. Each pre-funded warrant is being offered and sold together with an accompanying common stock warrant to purchase shares of common stock at a combined offering price of $ .

The purchase price of each pre-funded warrant equals the price per share at which the shares of common stock and accompanying common stock warrants are being sold to the public in this offering, minus $0.00001, and the exercise price of each pre-funded warrant will be $0.00001 per share. Each pre-funded warrant will be exercisable at any time after the date of issuance, subject to an ownership limitation. See “Description of Securities.”

Common stock warrants offered by us	Common stock warrants to purchase up to shares of our common stock, accompanying the shares of common stock and pre-funded warrants being offered and sold.

The initial exercise price of the common stock warrants is $ per share of common stock. The exercise price of the common stock warrants and the number of shares of our common stock issuable upon exercise of the common stock warrants is subject to adjustments as described elsewhere in this prospectus supplement. In addition, beginning on the date of the NDA Acceptance Announcement, the exercise price of the common stock warrants will be reduced to the Reset Exercise Price if such Reset Exercise Price is less than the initial exercise price. If the exercise price of the common stock warrants is reduced to the Reset Exercise Price, the number of shares of common stock issuable pursuant to the common stock warrant shall be increased such that the aggregate exercise price payable thereunder, after taking into account the decrease in the exercise price to the Reset Exercise Price, shall be equal to the aggregate exercise price immediately prior to the date of the NDA Acceptance Announcement.

To the extent that the NDA Acceptance Announcement relates to a positive decision of the FDA to accept the NDA, then during the period beginning on the 30th day following the date of the NDA Acceptance Announcement and ending on the 60th calendar day thereafter, the common stock warrants are subject to the Mandatory Exercise. Any common stock warrant which has not been exercised pursuant to the Mandatory Exercise shall become null and void and the rights of the holder of the common stock warrant to exercise such common stock warrant shall lapse.

The common stock warrants will be immediately exercisable and will expire five years from the date of issuance. For more information, see the section titled “Description of Securities.” This prospectus supplement also relates to the offering of the shares of our common stock issuable upon exercise of the common stock warrants.

Common stock to be outstanding after this offering:	shares assuming no exercise of any warrants included in this offering.

Use of proceeds:	Our management will retain broad discretion regarding the allocation and use of the net proceeds. We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, to fund the late-stage clinical development, regulatory submission and commercialization preparation activities for rezatapopt, in addition to working capital and general corporate purposes. Based upon our current operating plan, we believe that the net proceeds from this offering together with our existing cash and cash equivalents, will enable us to fund our operating expenses and capital expenditure requirements into . See “Use of Proceeds.”

Risk factors:	Investing in our securities involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and under similar headings in the documents incorporated by reference herein for a discussion of the factors you should carefully consider before deciding to purchase our securities.

Nasdaq Global Select Market symbol:	Our common stock is listed on the Nasdaq Global Select Market under the symbol “PMVP.” There is no established public trading market for the common stock warrants or the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the common stock warrants or the pre-funded warrants on any securities exchange or recognized trading system.

Unless otherwise noted, the number of shares of our common stock outstanding is based on 53,460,432 shares of our common stock outstanding as of June 30, 2026, and excludes:

•	15,809,535 shares of our common stock issuable upon the exercise of outstanding options as of June 30, 2026, with a weighted-average exercise price of $2.21 per share;

•	400,000 shares of our common stock issuable upon the exercise of outstanding options granted subsequent to June 30, 2026, with a weighted-average exercise price of $1.25 per share;

•

3,185,748 shares of our common stock reserved for future issuance under our 2020 Equity Incentive Plan, or the 2020 Plan, as of June 30, 2026, as well as any automatic increases in the number of shares of our common stock reserved for issuance under the 2020 Plan; and

•

1,033,530 shares of our common stock reserved for future issuance under our 2020 Employee Stock Purchase Plan, or the 2020 ESPP, as of June 30, 2026, as well as any automatic increases in the number of shares of our common stock reserved for issuance under the 2020 ESPP.

Unless otherwise stated, all information contained in this prospectus supplement assumes no exercise of options after June 30, 2026. Except as otherwise indicated, all information in this preliminary prospectus supplement assumes no exercise of the pre-funded warrants or common stock warrants offered hereby.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should consider carefully the risks, uncertainties and assumptions described under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference herein from the Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, as updated by our subsequent filings under the Exchange Act, each of which is incorporated by reference in this prospectus supplement in their entirety, together with other information in this prospectus supplement, and the information and documents incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our securities. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could harm our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements” and “Incorporation by Reference.”

Risks Related to This Offering

We have broad discretion over the use of the net proceeds from this offering and our existing cash and may not use them effectively.

Our management will have broad discretion over the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” as well as our existing cash, and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders.

If you purchase our securities in this offering, you may incur immediate and substantial dilution in the net tangible book value of your shares.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. After giving effect to (i) an aggregate of      shares of our common stock sold at a price of $     per share and accompanying common stock warrants and (ii) pre-funded warrants to purchase      shares of our common stock sold at a price of $     per pre-funded warrant and accompanying common stock warrants, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $     per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2026 after giving effect to this offering at the offering price. If the holders of pre-funded warrants exercised the pre-funded warrants offered in this offering in full, our as adjusted net tangible book value per share after this offering would be $    , representing an immediate increase in as adjusted net tangible book value per share of $     to existing stockholders and immediate dilution in as adjusted net tangible book value per share of $     to purchasers in this offering. If the holders of the common stock warrants exercise the warrants in full, our pro forma as adjusted net tangible book value per share after this offering would be $ , representing an immediate increase in pro forma as adjusted net tangible book value per share of  $    to existing stockholders and immediate dilution in pro forma as adjusted net tangible book value per share of $    to new investors purchasing securities in this offering.

This dilution would be due to the substantially lower price paid by some of our investors who purchased shares prior to this offering as compared to the price offered to the public in this offering and the exercise of stock options granted to our employees, directors and consultants. In addition, we have a significant number of stock options outstanding. The exercise of any of these outstanding options would result in further dilution. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. Further, because we expect we will need to raise additional capital to fund our future activities, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock. Future issuances of common stock or common stock-related securities, together with the exercise of outstanding stock options, if any, may result in further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.”

Our stock price is and may continue to be volatile and you may not be able to resell our securities at or above the price you paid.

The market price for our common stock is volatile and may fluctuate significantly in response to a number of factors, most of which we cannot control, such as quarterly fluctuations in financial results, the timing and our ability to advance the development of our product candidates or changes in securities analysts’ recommendations. Each of these factors, among others, could harm your investment in our securities and could result in your being unable to resell the securities that you purchase at a price equal to or above the price you paid.

The pre-funded warrants and common stock warrants are not listed on any exchange and we do not intend to list the pre-funded warrants or common stock warrants on any exchange.

There is no existing trading market for the pre-funded warrants or the common stock warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants or common stock warrants on Nasdaq or any other securities exchange or nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants and/or common stock warrants will be limited.

The common stock warrants are speculative in nature. You may not be able to recover your investment in the common stock warrants, and the common stock warrants may expire worthless.

The common stock warrants do not confer any rights of our common stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of our common stock at a price for a limited period of time. Specifically, the initial exercise price of the common stock warrants is $    per share of common stock. The exercise price of the common stock warrants and the number of shares of our common stock issuable upon exercise of the common stock warrants is subject to adjustments as described elsewhere in this prospectus supplement. In addition, beginning on the date of the NDA Acceptance Announcement, the exercise price of the common stock warrants will be reduced to the Reset Exercise Price if such Reset Exercise Price is less than the initial exercise price. If the exercise price of the common stock warrants is reduced to the Reset Exercise Price, the number of shares of common stock pursuant to the common stock warrant shall be increased such that the aggregate exercise price payable thereunder, after taking into account the decrease in the exercise price to the Reset Exercise Price, shall be equal to the aggregate exercise price immediately prior to the date of the NDA Acceptance Announcement. Additionally, to the extent that the NDA Acceptance Announcement relates to a positive decision of the FDA to accept the NDA, then during the period beginning on the 30th day following the date of the NDA Acceptance Announcement and ending on the 60th calendar day thereafter, the common stock warrants are subject to the Mandatory Exercise. Any common stock warrant which has not been exercised pursuant to the Mandatory Exercise shall become null and void and the rights of the holder of the common stock warrant to exercise such common stock warrant shall lapse. Moreover, following this offering, the market value of the common stock warrants, if any, is uncertain and there can be no assurance that the market value of the common stock warrants will equal or exceed their imputed offering price. In addition, there can be no assurance that the market price of our common stock will equal or exceed the exercise price of the common stock warrants for a sustained period of time or at all, and, consequently, it may not ever be profitable for holders of the common stock warrants to exercise the common stock warrants.

We will not receive any meaningful amount of additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or by means of a “cashless exercise” according to a formula set forth in the pre-funded warrant. Accordingly, we will not receive any meaningful additional funds upon the exercise of the pre-funded warrants.

Holders of pre-funded warrants or common stock warrants purchased in this offering will have no rights as common stockholders until such holders exercise their pre-funded warrants or common stock warrants and acquire our common stock.

Until holders of pre-funded warrants or common stock warrants acquire shares of our common stock upon exercise of the pre-funded warrants or common stock warrants, holders of pre-funded warrants or common stock warrants will have no rights with respect to the shares of our common stock underlying such pre-funded warrants or common stock warrants. Upon exercise of the pre-funded warrants or common stock warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial holders of our common stock may not be permitted to exercise warrants that they hold.

A holder of a warrant will not be entitled to exercise any portion of any warrant into shares of common stock, (i) if immediately prior to exercise the holder (together with its affiliates) beneficially owns an aggregate number of shares of our common stock greater than 4.99% or 9.99%, as applicable, of the number of shares of our common stock outstanding immediately before giving effect to the exercise of the warrant or (ii) to the extent that immediately following exercise, the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of common stock outstanding immediately after giving effect to the issuance of such shares of common stock unless such percentage is increased upon at least 61 days’ prior notice, but not in excess of 19.99%. As a result, you may not be able to exercise your warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance, you could seek to sell your warrants to realize value, but you may be unable to do so in the absence of an established trading market for the warrants.

If we do not maintain a current and effective registration statement relating to the shares of our common stock issuable upon exercise of the pre-funded warrants or common stock warrants, holders will only be able to exercise such warrants on a “cashless basis.”

If we do not maintain a current and effective registration statement relating to the shares of our common stock issuable upon exercise of the pre-funded warrants or common stock warrants at the time that holders wish to exercise such pre-funded warrants or common stock warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of our common stock that holders will receive upon exercise of the pre-funded warrants or common stock warrants will be fewer than it would have been had such holder exercised the warrant for cash, and holders may be limited in their ability to immediately sell shares upon exercise subject to volume or other securities law limitations. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their pre-funded warrants or common stock warrants for cash if a current and effective registration statement relating to the shares of our common stock issuable upon exercise of the pre-funded warrants or common stock warrants is available.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

We do not expect to pay any dividends for the foreseeable future. Investors in this offering may never obtain a return on their investment.

You should not rely on an investment in our common stock to provide dividend income. We do not anticipate that we will pay any dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. In addition, any future credit facility may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, contain forward-looking statements. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements other than statements of historical facts contained and incorporated by reference in this prospectus supplement, including statements regarding our future results of operations and financial position, business strategy, development plans, planned preclinical studies and clinical trials, future results of clinical trials, expected research and development costs, regulatory strategy, timing and likelihood of success, as well as plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that are in some cases beyond our control and may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “estimate,” “believe,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions intended to identify statements about the future. Forward-looking statements contained and incorporated by reference in this prospectus supplement include, but are not limited to, statements about:

•	our financial performance;

•

the sufficiency of our existing cash, cash equivalents, and marketable securities to fund our future operating expenses and capital expenditure requirements, and our ability to continue as a going concern;

•	our need to raise additional funding before we can expect to generate any revenues from product sales;

•	our ability to obtain additional funding for our operations, when needed, including funding necessary to complete further development and commercialization of our product candidates, if approved;

•	the accuracy of our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our anticipated use of our existing cash, cash equivalents, and marketable securities;

•	the implementation of our strategic plans for our business and product candidates;

•	the size of the market opportunity for our product candidates and our ability to maximize those opportunities;

•

the initiation, timing, progress and results of our research and development programs, preclinical studies, clinical trials and investigational new drug applications, or IND, including potential NDA acceptance for rezatapopt, and other regulatory submissions;

•	the beneficial characteristics, safety, efficacy and therapeutic effects of our product candidates;

•	our estimates of the number of patients for each of our programs including patients expected to have certain p53 mutations and the number of patients that will enroll in our clinical trials;

•	the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other favorable results;

•	our plans relating to the clinical development of our product candidates, including the disease areas to be evaluated;

•	the timing, progress and focus of our clinical trials, and the reporting of data from those trials;

•	our ability to obtain and maintain regulatory approval of our product candidates;

•	our plans relating to commercializing our product candidates, if approved;

•

the expected benefits of our existing and any potential future strategic collaborations with third parties and our ability to attract collaborators with development, regulatory and commercialization expertise;

•	the success of competing therapies that are or may become available;

•

the timing or likelihood of regulatory filings and approvals, including our expectation to seek accelerated reviews or special designations, such as breakthrough therapy and orphan drug designation, for our product candidates, including our intention to seek accelerated approval for rezatapopt, our lead product candidate, for a platinum-resistant/refractory ovarian cancer harboring a TP53 Y220C mutation indication;

•	our plans relating to the further development and manufacturing of our product candidates, including for additional indications that we may pursue;

•	existing regulations and regulatory developments in the United States and other jurisdictions;

•	our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available;

•	our plans to rely on third parties to conduct and support preclinical and clinical development;

•	our ability to retain the continued service of our key personnel and to identify, hire and then retain additional qualified personnel;

•

the impact of geopolitical tensions, such as the Ukraine-Russia war and the conflict in the Middle East, the impact of other disruptions resulting from public health epidemics, macroeconomic events such as future changes in trade regulations, tariff structures, global supply chain challenges, elevated inflation and interest rates and monetary policy changes (including the impact of changes to U.S. federal income tax law), instability in the global banking system, or other related disruptions on our business and the execution of our clinical trials; and

•	our anticipated use of proceeds from this offering.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements contained and incorporated by reference in this prospectus speak only as of the applicable date of such document and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus supplement and in the documents incorporated by reference herein. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement and the documents incorporated by reference herein, the events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

In addition, statements in this prospectus supplement and in the documents incorporated by reference herein that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of the document containing such statement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $     million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We will receive nominal proceeds, if any, from the exercise of the pre-funded warrants. If all of the common stock warrants sold in this offering were to be exercised in cash at an exercise price per share equal to $    , we would receive additional proceeds of approximately $     million. We cannot predict when or if the common stock warrants will be exercised. It is also possible that the common stock warrants may expire and may never be exercised.

The principal purpose of this offering is to obtain additional capital to support our operations. As of June 30, 2026, we had cash, cash equivalents and restricted cash of $79.4 million. We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, to fund the late-stage clinical development, regulatory submission and commercialization preparation activities for rezatapopt, in addition to working capital and general corporate purposes. Based upon our current operating plan, we believe that the net proceeds from this offering together with our existing cash and cash equivalents, will enable us to fund our operating expenses and capital expenditure requirements into    . We have based these estimates on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we expect.

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we may invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our capital stock since our inception. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, the requirements and contractual restrictions of then-existing debt instruments, and other factors that our board of directors deems relevant.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock (or pre-funded warrant) and accompanying common stock warrants in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering. The net tangible book value of our common stock as of June 30, 2026 was approximately $71.5 million, or approximately $1.34 per share of common stock, based upon 53,460,432 shares outstanding as of such date. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares of common stock outstanding as of June 30, 2026.

Net tangible book value dilution per share to investors participating in this offering represents the difference between the amount per share paid by purchasers of securities in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering. After giving effect to the (i) sale of      shares of common stock and accompanying common stock warrants to purchase an additional      shares of our common stock in this offering at the combined public offering price of $     per share and accompanying common stock warrant and (ii) pre-funded warrants to purchase      shares of our common stock and accompanying common stock warrants to purchase an additional      shares of our common stock in this offering at a combined public offering price of $     per pre-funded warrant and accompanying common stock warrant (which equals the price per share at which shares of our common stock are being sold in this offering, minus the $0.00001 per share exercise price of each such pre-funded warrant), after deducting underwriting discounts and commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2026 would have been approximately $     million, or approximately $     per share of common stock. This would represent an immediate increase in as adjusted net tangible book value of $     per share of common stock to our existing stockholders and an immediate dilution in net tangible book value of $     per share of common stock to purchasers of our common stock and pre-funded warrants and accompanying common stock warrants in this offering.

Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this per share dilution to new investors:

Public offering price per share (or pre-funded warrant ) and accompanying common stock warrant			$

Historical net tangible book value per share as of June 30, 2026		$1.34

Increase in net tangible book value per share attributable to the offering	$

As adjusted net tangible book value per share after giving effect to this offering			$

Dilution in net tangible book value per share to investors participating in this offering			$

If the holders of pre-funded warrants exercised the pre-funded warrants offered in this offering in full, our as adjusted net tangible book value per share after this offering would be $    , representing an immediate increase in as adjusted net tangible book value per share of $     to existing stockholders and immediate dilution in as adjusted net tangible book value per share of $     to purchasers in this offering. If the holders of common stock warrants exercised the common stock warrants offered in this offering in full, our as adjusted net tangible book value per share after this offering would be $    , representing an immediate increase in as adjusted net tangible book value per share of $     to existing stockholders and immediate dilution in as adjusted net tangible book value per share of $     to purchasers in this offering.

The above table is based on 53,460,432 shares of our common stock outstanding as of June 30, 2026 and excludes the shares of common stock issuable upon the exercise of the pre-funded warrants and common stock warrants sold in this offering. The number of shares outstanding as of June 30, 2026 also excludes:

•	15,809,535 shares of our common stock issuable upon the exercise of outstanding options as of June 30, 2026, with a weighted-average exercise price of $2.21 per share;

•	400,000 shares of our common stock issuable upon the exercise of outstanding options granted subsequent to June 30, 2026, with a weighted-average exercise price of $1.25 per share;

•

3,185,748 shares of our common stock reserved for future issuance under the 2020 Plan as of June 30, 2026, as well as any automatic increases in the number of shares of our common stock reserved for issuance under the 2020 Plan; and

•

1,033,530 shares of our common stock reserved for future issuance under the 2020 ESPP as of June 30, 2026, as well as any automatic increases in the number of shares of our common stock reserved for issuance under the 2020 ESPP.

To the extent that any stock options are exercised, new options are issued under our 2020 Plan or our 2020 ESPP, or we otherwise issue additional shares of common stock in the future (including shares issued in connection with acquisitions), there will be further dilution to new investors.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax considerations applicable to U.S. holders and non-U.S. holders (both as defined below) with respect to their purchase, ownership and disposition of shares of our common stock, common stock warrants and pre-funded warrants issued pursuant to this offering. For purposes of this discussion, a “U.S. holder” means a beneficial owner of our common stock, common stock warrants and pre-funded warrants that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation or any other organization taxable as a corporation, created or organized in the United States or under the laws of the United States or any political subdivision thereof, or otherwise treated as such for U.S. federal income tax purposes;

•	an estate whose income is subject to U.S. federal income tax regardless of its sources; or

•

a trust (1) whose administration is subject to the primary supervision of a court within the United States and over which one or more U.S. persons have authority to control all substantial decisions or (2) which has made an election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of our common stock, common stock warrants and pre-funded warrants that is neither a U.S. holder nor a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes).

This discussion does not address the tax treatment of partnerships or other entities or arrangements that are pass-through entities for U.S. federal income tax purposes (including S-corporations) or persons that hold their common stock, common stock warrants or pre-funded warrants through partnerships or other pass-through entities. A partner in a partnership or other pass-through entity that will hold our common stock, common stock warrants or pre-funded warrants should consult his, her or its tax advisor regarding the tax consequences of acquiring, holding and disposing of our common stock, common stock warrants or pre-funded warrants through a partnership or other pass-through entity, as applicable.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences to holders described in this prospectus supplement. There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described in this prospectus supplement. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. We assume in this discussion that a holder holds shares of our common stock, common stock warrants or pre-funded warrants as a capital asset within the meaning of Section 1221 of the Code, generally property held for investment.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances nor does it address any aspects of U.S. state, local or non-U.S. taxes, the alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, the Medicare tax on net investment income or any aspects of any U.S. federal tax other than the income tax. This discussion also does not consider any specific facts or circumstances that may apply to a holder and does not address the special tax rules applicable to particular holders, such as:

•	insurance companies;

•	banks;

•	tax-exempt or governmental organizations;

•	financial institutions;

•	brokers or dealers in securities;

•	regulated investment companies;

•	pension plans;

•	“controlled foreign corporations,” “foreign controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and partners and investors therein);

•	persons deemed to sell our common stock, common stock warrants or pre-funded warrants under the constructive sale provisions of the Code;

•	persons that hold our common stock, common stock warrants or pre-funded warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•	persons who hold or receive our common stock, common stock warrants or pre-funded warrants pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons who have elected to mark securities to market; and

•	U.S. expatriates.

This discussion is for general information only and is not tax advice. Accordingly, all prospective holders of our common stock, common stock warrants or pre-funded warrants should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock, common stock warrants or pre-funded warrants.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, we believe a pre-funded warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock as described below. Accordingly, for U.S. federal income tax purposes, no gain or loss should be recognized upon the exercise of a pre-funded warrant, and upon exercise, the holding period of the share of common stock received should include the holding period of the pre-funded warrant. Similarly, the tax basis of a share of common stock received upon exercise of a pre-funded warrant should include the tax basis of the pre-funded warrant increased by the exercise price of $0.00001 per share. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of a pre-funded warrant pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes, and the discussion below, to the extent it pertains to our common stock, is generally intended to also pertain to the pre-funded warrants.

Treatment of Common Stock Warrants

A U.S. holder generally will not recognize gain or loss on the exercise of a common stock warrant and the related receipt of warrant shares (unless cash is received in lieu of the issuance of a fractional warrant share). A U.S. holder’s initial tax basis in a warrant share will be equal to the sum of (a) such U.S. holder’s tax basis in the common stock warrant plus (b) the exercise price paid by such U.S. holder on the exercise of such common stock warrant. A U.S. holder’s holding period in a warrant share received on the exercise of a common stock warrant generally should begin on the day after the date that such common stock warrant is exercised by such U.S. holder.

In certain circumstances, the common stock warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a warrant on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a common stock warrant on a cashless basis, including with respect to their holding period and tax basis in the warrant share.

Tax Consequences to U.S. Holders

Distributions on the Shares or the Warrant Shares

We do not anticipate declaring or paying any future distributions. However, if we do make distributions on the shares or the warrant shares, such distributions will constitute dividends to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be includible in your income as ordinary income when received. However, with respect to dividends received by individuals, such dividends are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to such U.S. holder’s adjusted tax basis in the shares or the warrant shares, as applicable. Any remaining excess will be treated as capital gain from the sale or exchange of such shares or warrant shares, subject to the tax treatment described in “Tax Consequences to U.S. Holders —Sale or Other Taxable Disposition of the Shares, Pre-Funded Warrants, Common Stock Warrants or Warrant Shares.”

Sale or Other Taxable Disposition of the Shares, Pre-Funded Warrants, Common Stock Warrants or Warrant Shares

Upon the sale, exchange or other taxable disposition of the shares, pre-funded warrants (other than by exercise), common stock warrants (other than by exercise) or warrant shares, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and such U.S. holder’s adjusted tax basis in the shares, pre-funded warrants, common stock warrants or warrant shares. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such shares, pre-funded warrants, common stock warrants or warrant shares is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.

Exercise of Common Stock Warrants

Except as discussed below with respect to the cashless exercise of a common stock warrant, a U.S. holder generally will not recognize taxable gain or loss upon the exercise of a common stock warrant for cash. The U.S. holder’s initial tax basis in the share of our common stock received upon exercise of the common stock warrant generally will be an amount equal to the sum of the holder’s acquisition cost of the common stock warrant and the exercise price of such common stock warrant. It is unclear whether the holder’s holding period for the common stock received upon exercise of the common stock warrant would commence on the date of exercise of the common stock warrant or the day following the date of exercise of the common stock warrant; however, in either case, the holding period will not include the period during which the holder held the common stock warrants.

In certain circumstances, the common stock warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a common stock warrant on a cashless basis is not clear and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event, a non-realization event, or a tax-free recapitalization within the meaning of Section 368(a)(1)(E) of the Code. If a cashless exercise is treated as a non-realization event, it is unclear whether a U.S. holder’s holding period for common stock would commence on the date of exercise of the common stock warrant or the following day. If, however, a cashless exercise is treated as a recapitalization, the holding period of common stock would include the holding period of the common stock warrant.

If a cashless exercise were treated as a taxable exchange, a U.S. holder could be deemed to have surrendered a number of common stock warrants having an aggregate fair market value equal to the aggregate exercise price of the total number of common stock warrants being exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock warrants deemed surrendered and the U.S. holder’s tax basis in such common stock warrants. Such gain or loss would be long-term or short-term depending on the U.S. holder’s holding period in the common stock warrants deemed surrendered. In this case, a U.S. holder’s tax basis in common stock received would equal the sum of the U.S. holder’s initial investment in the common stock warrants exercised, the amount of any constructive distributions included in income by such U.S. holder (as described below under “Tax Consequences to U.S. Holders—Certain Adjustments to the Pre-Funded Warrants and Common Stock Warrants”) and the amount of gain recognized in the exchange. It is unclear whether a U.S. holder’s holding period for common stock would commence on the date of exercise of the common stock warrant or the day following the date of exercise of the common stock warrant.

Because of the absence of authority on the U.S. federal income tax treatment of a cashless exercise, investors are urged to consult their own tax advisors as to the consequences of an exercise of a common stock warrant on a cashless basis, including with respect to such investors’ holding period and tax basis in the common stock received upon exercise of the common stock warrant.

Lapse of Pre-Funded Warrants and Common Stock Warrants

Upon the lapse or expiration of a pre-funded warrant or a common stock warrant, a U.S. holder will recognize a loss in an amount equal to such U.S. holder’s tax basis in the pre-funded warrant or the common stock warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the pre-funded warrant or the common stock warrant is held for more than one year. Deductions for capital losses are subject to limitations.

Certain Adjustments to the Pre-Funded Warrants and Common Stock Warrants

The terms of each pre-funded warrant and common stock warrant provide for an adjustment to the number of warrant shares for which the pre-funded warrant or common stock warrant may be exercised and/or to the exercise price of the pre-funded warrant or common stock warrant in certain events. An adjustment to the exercise price of a pre-funded warrant or common stock warrant may be treated as a constructive distribution to a U.S. holder of the pre-funded warrants or common stock warrants depending on the circumstances of such adjustment if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment. In addition, the failure to provide for such an adjustment (or to adequately adjust) may also result in a deemed distribution to U.S. holders of the pre-funded warrants or common stock warrants or shares. Any such constructive distribution may be taxable whether or not there is an actual distribution of cash or other property. However, adjustments to the exercise price of pre-funded warrants or common stock warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders thereof generally should not be considered to result in a constructive distribution. Generally, such deemed distributions will be taxable in the same manner as an actual distribution as described in “Tax Consequences to U.S. Holders —Distributions on the Shares or the Warrant Shares,” except that it is unclear whether such deemed distributions would be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate holders or the dividend-received deduction applicable to certain dividends paid to corporate holders. Generally, a U.S. holder’s tax basis in the underlying stock will be increased to the extent any such constructive distribution is treated as a dividend. Proposed U.S. Treasury Regulations address the amount of, timing of, and withholding obligations in respect to, constructive distributions made to holders of convertible securities such as the pre-funded warrants or common stock warrants. These proposed regulations are effective for constructive distributions made on or after the date of finalization, but may generally be relied upon as to certain matters for constructive distributions that occur prior to such date. U.S. holders should consult their own tax advisors regarding the application of such regulations and other tax considerations relating to the possibility of constructive distributions.

Tax Consequences to Non-U.S. Holders

Distributions on the Shares or the Warrant Shares

Subject to the discussion in the following two paragraphs in this section, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. If we or the applicable withholding agent are unable to determine, at a time reasonably close to the date of payment of a distribution on our common stock, what portion, if any, of the distribution will constitute a dividend, then we or the applicable withholding agent may withhold U.S. federal income tax on the basis of assuming that the full amount of the distribution will be a dividend. If we or another withholding agent apply over-withholding, a non-U.S. holder may be entitled to a refund or credit of any excess tax withheld by timely filing an appropriate claim with the IRS.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements (generally including provision of a properly executed IRS Form W-8ECI (or applicable successor form) certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States). However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or applicable successor form) to the applicable withholding agent and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing a U.S. tax return with the IRS.

Gain on Sale, Exchange or Other Taxable Disposition of the Shares, Pre-Funded Warrants, Common Stock Warrants or Warrant Shares

Subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA,” a non-U.S. holder generally will not be subject to any U.S. federal income or withholding tax on any gain realized upon such holder’s sale, exchange or other taxable disposition of the shares, pre-funded warrants (other than by exercise), common stock warrants (other than by exercise) or warrant shares, unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or a fixed base maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on a net income basis at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code) with respect to the gain and, if the non-U.S. holder is a foreign corporation, an additional branch profits tax described above also may apply with respect to such effectively connected gain, as adjusted for certain items;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

we are, or have been, at any time during the five-year period preceding such sale, exchange or other taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “United States real property holding corporation,” as defined in the Code and applicable Treasury Regulations, unless our common stock is “regularly traded,” as defined by applicable U.S. Treasury Regulations, on an established securities market and the non-U.S. holder holds no more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. If we are or were a “United States real property holding corporation” during the relevant period and the foregoing 5% exception does not apply, the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its “United States real property interests,” as defined in the Code and applicable Treasury Regulations, equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a “United States real property holding corporation,” or that we are likely to become one in the future. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Special rules may apply to non-U.S. holders of pre-funded warrants or common stock warrants, who should consult their own tax advisors.

Exercise of Common Stock Warrants

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a common stock warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a common stock warrant by a U.S. holder, as described under “Tax Consequences to U.S. Holders—Exercise of Common Stock Warrants” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to a non-U.S. holder would be the same as those described above in “Tax Consequences to Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of the Shares, Pre-Funded Warrants, Common Stock Warrants or Warrant Shares.”

Certain Adjustments to the Pre-Funded Warrants and Common Stock Warrants

The terms of each pre-funded warrant and common stock warrant provide for an adjustment to the number of warrant shares for which the pre-funded warrant or common stock warrant may be exercised and/or to the exercise price of the pre-funded warrant or common stock warrant in certain events. An adjustment to the exercise price of a pre-funded warrant or common stock warrant may be treated as a constructive distribution to a non-U.S. holder of the pre-funded warrants or common stock warrants depending on the circumstances of such adjustment if, and to the extent that, such adjustment has the effect of increasing such non-U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment. In addition, the failure to provide for such an adjustment (or to adequately adjust) may also result in a deemed distribution to non-U.S. holders of the pre-funded warrants or common stock warrants or shares. Any such constructive distribution may be taxable whether or not there is an actual distribution of cash or other property. However, adjustments to the exercise price of pre-funded warrants or common stock warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders thereof generally should not be considered to result in a constructive distribution. Generally, such deemed distributions will be taxable in the same manner as an actual distribution as described in “Tax Consequences to Non-U.S. Holders—Distributions on the Shares or the Warrant Shares.”

Backup Withholding and Information Reporting

We, or any other applicable withholding agent, must report annually to the IRS and to each holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions, regardless of whether any tax was actually withheld. Backup withholding at the then-current rate (24% as of the date of this prospectus supplement) will apply to those payments if a U.S. holder fails to provide the holder’s taxpayer identification number (generally in the form of a valid IRS Form W-9), or certification of exempt status, or if the U.S. holder otherwise fails to comply with applicable requirements to establish an exemption. Non-U.S. holders may have to comply with specific certification procedures, such as the provision of a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI (or other applicable Form W-8), to establish that the holder is not a United States person (as defined in the Code), or otherwise establish an exemption, in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “Tax Consequences to Non-U.S. Holders—Distributions on the Shares or the Warrant Shares,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock, pre-funded warrants or common stock warrants by a U.S. holder, or by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Any documentation provided to an applicable withholding agent may need to be updated in certain circumstances. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder may be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.

FATCA

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a U.S. federal withholding tax at a rate of 30% on payments of dividends on our common stock paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. Such withholding may also apply to gross proceeds from the sale or other disposition of our common stock, common stock warrants or pre-funded warrants, although under proposed U.S. Treasury Regulations, no withholding would apply to such gross proceeds. The preamble to the proposed regulations specifies that taxpayers (including withholding agents) are permitted to rely on the proposed regulations pending finalization.

Under certain circumstances, a holder may be eligible for refunds or credits of this withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Prospective holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our common stock, common stock warrants and pre-funded warrants and the entities through which they hold our securities, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE TO INVESTORS IN THEIR PARTICULAR CIRCUMSTANCES. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, COMMON STOCK WARRANTS OR PRE-FUNDED WARRANTS, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

DESCRIPTION OF SECURITIES

The following is a brief summary of certain terms and conditions of the pre-funded warrants and common stock warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in the pre-funded warrants and common stock warrants.

Description of Pre-Funded Warrants

Form

The pre-funded warrants will be issued as individual warrant agreements to the investors. You should review the form of pre-funded warrant, which will be filed as an exhibit to a Current Report on Form 8-K that we expect to file with the SEC.

Term

The pre-funded warrants will expire on the date the warrant is exercised in full.

Exercisability

The pre-funded warrants are exercisable at any time on or after their original issuance. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may, in its sole discretion, elect to exercise the pre-funded warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the fair market value of the common stock on the exercise date.

Exercise Limitations

We may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% or, at the election of the holder prior to the issuance of the warrant, 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% or, at the election of the holder prior to the issuance of the warrant, 9.99% of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder of a pre-funded warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% (or, at the election of the holder prior to the issuance of the warrant, 9.99%) upon at least 61 days’ prior notice from the holder to us.

Exercise Price

The exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.00001 per share of common stock. The exercise price of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

There is no established trading market for the pre-funded warrants, and we do not expect a market to develop. We do not plan on applying to list the pre-funded warrants on the Nasdaq Global Select Market or any other national securities exchange or any nationally recognized trading system.

Fundamental Transactions

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the voting power of our outstanding common stock, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the pre-funded warrants.

Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant. In the event of certain distributions, including cash dividends, if any, to all holders of our common stock for no consideration, the holder of a pre-funded warrant shall be entitled to participate in such distributions to the same extent as if such holder held the number of shares of our common stock acquirable upon complete exercise of its pre-funded warrant (without regard to any limitations on exercise). If such distribution would result in such holder and the other attribution parties exceeding the exercise limitations described above, a portion of such distribution shall be held in abeyance for the benefit of such holder until such time as the ownership limitations would not be exceeded.

Description of Common Stock Warrants

Form

The common stock warrants will be issued as individual warrant agreements to the investors. The form of common stock warrant will be filed as an exhibit to our Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.

Term

The common stock warrants will expire on    2031.

Exercisability

The common stock warrants are immediately exercisable. The common stock warrants will be exercisable by means of a cash exercise at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the applicable exercise price in immediately available funds for the number of shares of our common stock purchased upon such exercise. Additionally, to the extent that the NDA

Acceptance Announcement relates to a positive decision of the FDA to accept the NDA, then during the period beginning on the 30th day following the date of the NDA Acceptance Announcement and ending on the 60th calendar day thereafter, the common stock warrants are subject to the Mandatory Exercise. Any common stock warrant which has not been exercised pursuant to the Mandatory Exercise shall become null and void and the rights of the holder of the common stock warrant to exercise such common stock warrant shall lapse.

If, at the time a holder exercises its common stock warrants, a registration statement registering the issuance of the shares of common stock underlying the common stock warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect to exercise the common stock warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the common stock warrant. No fractional shares of our common stock will be issued in connection with the exercise of a common stock warrant. In lieu of any fractional shares, we will pay cash equal to the product of such fraction multiplied by the fair market value of one share underlying such common stock warrant.

Exercise Limitations

Under the common stock warrants, we may not effect the exercise of any common stock warrant for shares of common stock, and a holder will not be entitled to exercise any portion of any common stock warrant for shares of common stock, (i) if immediately prior to exercise the holder (together with its affiliates) beneficially owns an aggregate number of shares of our common stock greater than 4.99% or 9.99%, as applicable, of the number of shares of our common stock outstanding immediately before giving effect to the exercise of any common stock warrant or (ii) to the extent that immediately following exercise, the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of common stock outstanding immediately after giving effect to the issuance of such shares of common stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price and Warrant Adjustment Provisions

The initial exercise price per whole share of our common stock purchasable upon the exercise of the common stock warrants is $     per share of common stock (or, if the purchaser elects, $     per pre-funded warrant). The exercise price of the common stock warrants and the number of shares of our common stock (or, if the purchaser elects, pre-funded warrants) issuable upon exercise of the common stock warrants is subject to appropriate adjustment in the event of certain stock dividends, subdivisions, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. In addition, to the extent that the NDA Acceptance Announcement relates to a positive decision of the FDA to accept the NDA, then beginning on the date of the NDA Acceptance Announcement, the exercise price of the common stock warrants will be reduced to the Reset Exercise Price, if such Reset Exercise Price is less than the initial exercise price. If the exercise price of the common stock warrants is reduced to the Reset Exercise Price, the number of shares of common stock or pre-funded warrants issuable pursuant to the common stock warrant shall be increased such that the aggregate exercise price payable thereunder, after taking into account the decrease in the exercise price to the Reset Exercise Price, shall be equal to the aggregate exercise price immediately prior to the date of the NDA Acceptance Announcement.

Transferability

Subject to applicable laws, the common stock warrants may be offered for sale, sold, transferred or assigned without our consent. The ownership of the common stock warrants and any transfers of the common stock warrants will be registered in a warrant register maintained by the warrant agent. We will initially act as warrant agent.

Exchange Listing

There is no established trading market for the common stock warrants, and we do not expect a market to develop. We do not plan on applying to list the common stock warrants on the Nasdaq Global Select Market or any other national securities exchange or any nationally recognized trading system.

Fundamental Transactions

In the event of a fundamental transaction, as described in the common stock warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding common stock, the holders of the common stock warrants will be entitled to receive upon exercise of the common stock warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the common stock warrants immediately prior to such fundamental transaction. In the event a holder does not exercise its common stock warrants in connection with a fundamental transaction, such holder’s common stock warrants will be deemed exercised in full pursuant to the “cashless exercise” mechanism described above upon the consummation of such transaction.

In the event a holder does not exercise its common stock warrants in connection with a fundamental transaction, we or our successor or acquiring corporation shall, at such holder’s option, exercisable at any time concurrently with, or within thirty days after, the consummation of the fundamental transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), purchase the common stock warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes value of the remaining unexercised portion of the common stock warrants on the date of the consummation of such fundamental transaction, subject to certain limitations and conditions as set forth in the common stock warrant.

No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our common stock, the holder of a common stock warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the common stock warrant. In the event of certain distributions, including cash dividends, if any, to all holders of our common stock for no consideration, the holder of a common stock warrant shall be entitled to participate in such distributions to the same extent as if such holder held the number of shares of our common stock acquirable upon complete exercise of its common stock warrant (without regard to any limitations on exercise). If such distribution would result in such holder and the other attribution parties exceeding the exercise limitations described above, a portion of such distribution shall be held in abeyance for the benefit of such holder until such time as the ownership limitations would not be exceeded.

UNDERWRITING

We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the common stock, pre-funded warrants and the accompanying common stock warrants being offered. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of shares of our common stock, pre-funded warrants and accompanying common stock warrants set forth opposite its name below. TD Securities (USA) LLC is the representative of the underwriters.

Underwriter	Number of Shares	Number of Pre-Funded Warrants	Number of Common Stock Warrants
TD Securities (USA) LLC

Total

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed, severally and not jointly, to purchase all of the shares, pre-funded warrants and accompanying common stock warrants sold under the underwriting agreement if any of these securities are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the securities, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions. The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $     and are payable by us.

	Per Share and Accompanying Common Stock Warrant	Per Pre-Funded Warrant and Accompanying Common Stock Warrant	Total
Public offering price
Underwriting discounts and commissions
Proceeds, before expenses, to us

We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $    and are payable by us. We have agreed to reimburse the underwriters for certain of their legal expenses in an amount not to exceed $100,000. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

The underwriters propose to offer the securities to the public at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the securities to securities dealers at the public offering price less a concession not in excess of $    per share and accompanying common stock warrant. If all of the securities are not sold at the public offering price, the underwriters may change the offering price and other selling terms. Sales of any securities may be made by affiliates of the underwriters.

Discretionary Accounts. The underwriters do not intend to confirm sales of the securities to any accounts over which they have discretionary authority.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “PMVP”. We do not intend to list the pre-funded warrants or common stock warrants on the Nasdaq Global Select Market or any other national securities exchange or any nationally recognized trading system.

Stabilization. In connection with this offering, the underwriters (and their affiliates) may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

•

Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

•

Overallotment transactions involve sales by the underwriters of shares of common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase. In a naked short position, the number of shares involved is greater than the number of shares that they may purchase. Because we have not granted the underwriters an option to purchase additional shares, the underwriters must close out any short position by purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Because we have not granted the underwriters an option to purchase additional shares, the underwriters must close out any short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Stock Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making. In connection with this offering, underwriters (and their affiliates) and selling group members may engage in passive market making transactions in our common stock on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, such bid must then be lowered when specified purchase limits are exceeded.

Lock-Up Agreements. Pursuant to certain ‘‘lock-up’’ agreements, we and our executive officers and directors, have agreed, subject to certain exceptions, not to and will not cause or direct any of its affiliates to

(i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of common stock, or any options or warrants to purchase any shares of common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of our common stock, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably would be expected to lead to or result in a sale, loan, pledge or other disposition, or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or other securities, in cash or otherwise or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above without the prior written consent of TD Securities (USA) LLC, for a period of 90 days after the date of the pricing of the offering.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. With respect to us, this restriction shall not apply to (i) the transactions contemplated by the offering, (ii) the issuance of shares or options to purchase our shares, or the issuance of shares upon exercise of options, pursuant to any share option, share bonus or other equity incentive or employee share purchase plan, but only if the holders of such shares or options agree in writing with the underwriters not to sell, offer, dispose of or otherwise transfer any such shares or options without the prior written consent of the representative (which consent may be withheld in their sole discretion), and (iii) the issuance of shares in connection with any joint venture, commercial or collaborative relationship or the acquisition or license by us of the securities, businesses, property or other assets of another person or entity or pursuant to any employee benefit plan as assumed by us in connection with any such acquisition, provided, however, in the case of this clause (iii), (x) such shares shall not in the aggregate exceed 7.5% of the number of ordinary shares outstanding immediately prior to giving effect to such issuance and (y) the recipients thereof provide to the representative a lock-up agreement.

With respect to our officers and directors, this restriction shall not apply to the transfer or otherwise disposition of the lock-up securities:

(a) as a bona fide gift or gifts; provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth therein; and provided further that any such transfer shall not involve a disposition for value; and provided further that any filing under Section 16 of the Exchange Act, reporting a reduction in beneficial ownership shall indicate in the footnotes thereto that the filing relates to the applicable circumstances described in the “lock-up” agreements, and no other public announcement shall be required or made voluntarily in connection with such transfer;

(b) to any trust for the direct or indirect benefit of the lock-up party or the immediate family of the lock-up party provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth therein; and provided further that any such transfer shall not involve a disposition for value;

(c) acquired in open market transactions after the offering;

(d) if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the lock-up party or to any investment fund or other entity controlled or managed by or under common control with the lock-up party or affiliates of the lock-up party, or (2) as part of a distribution, transfer or disposition without consideration by the lock-up party to its stockholders, partners, members, beneficiaries or other equity holders; provided, however, that in the case of any transfer or disposition contemplated by clauses (1) or (2) above, it shall be a condition to the transfer or disposition that the transferee execute an agreement stating that the transferee is receiving and holding such securities subject to the restrictions on transfer set forth therein and there shall be no further transfer of such securities except in accordance with the “lock-up” agreements; and provided further that any such transfer shall not involve a disposition for value;

(e) to us in connection with the exercise or settlement of options, warrants or other rights to acquire shares of common stock or any security convertible into or exercisable for shares of common stock in accordance with their terms pursuant to an employee benefit plan, option, warrant or other right disclosed in the final prospectus for the offering; provided, that any such shares issued upon exercise of such option, warrant or other right shall be subject to the restrictions on transfer set forth therein; provided further that any filing under Section 16 of the Exchange Act reporting a reduction in beneficial ownership shall indicate in the footnotes thereto that the filing relates to the applicable circumstances described in this clause, and no other public announcement shall be required or made voluntarily in connection with such transfer;

(f) by will or intestacy; provided that the legatee, heir or other transferee, as the case may be, agrees to be bound in writing by the restrictions on transfer set forth therein;

(g) to any immediate family member; provided that such family member agrees to be bound by the restrictions on transfer set forth therein; and provided further that any such transfer shall not involve a disposition for value;

(h) pursuant to a court order or a settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union; provided that such transferee agrees to be bound by the restrictions on transfer set forth therein; and provided further that any required filing under Section 16 of the Exchange Act shall indicate in the footnotes thereto that the filing relates to the circumstances described in the “lock-up” agreements and no other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition; and

(i) to us pursuant to agreements under which we have (A) the option to repurchase such shares or (B) a right of first refusal with respect to transfers of such shares upon termination of service of the lock-up party.

Notwithstanding anything to the contrary, with respect to clauses (b), (c), (d), (g) and (i) above, it shall be a condition to such transfer that no filing under the Exchange Act (including, without limitation, Section 16(a) thereof) nor any other public filing or disclosure of such transfer by or on behalf of the lock-up party, reporting a reduction in beneficial ownership, shall be required or made until after the expiration of the lock-up period.

In addition, nothing therein shall prevent the lock-up party from establishing a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act for the transfer of the lock-up party’s shares of common stock, provided that (i) such plan does not provide for any transfers of common stock during the lock-up period, (ii) no public disclosure or filing shall be voluntarily made during the lock-up period and (iii) to the extent a public announcement or filing under the Exchange Act, if any, is required by or on behalf of the lock-up party or us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the lock-up period.

Furthermore, the “lock-up” agreements shall not restrict any sale, disposal or transfer of the lock-up party’s shares of common stock to a bona fide third party pursuant to a tender offer for our securities or any merger, consolidation or other business combination involving a change of control occurring after the settlement of the offering, that, in each case, has been approved by our board of directors; provided that all of the lock-up party’s shares of common stock subject to the “lock-up” agreements that are not so transferred, sold, tendered or otherwise disposed of remain subject to the “lock-up” agreements; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any of the lock-up party’s shares of common stock subject to the “lock-up” agreements shall remain subject to the restrictions on transfer set forth therein.

TD Securities (USA) LLC, in its sole discretion, may release our common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release our common stock and other securities from lock-up agreements, TD Securities (USA) LLC will consider, among other factors, the holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time of the request.

Selling Restrictions

Canada. The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland. The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

European Economic Area. In relation to each Member State of the European Economic Area (each, a “Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that shares may be offered to the public in that Member State at any time:

A. to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

B. to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C. in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom. No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority in accordance with the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) and the Financial Services and Markets Act 2000, as amended, except that the securities may be offered to the public in the United Kingdom at any time:

A.	to any legal entity which is a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs;

B.

to fewer than 150 natural or legal persons (other than qualified investors as defined in paragraph 15 of Schedule 1 to the POATRs), subject to obtaining the prior consent of the representative for any such offer; or

C.	in any other circumstances falling within Part 1 to Schedule 1 of the POATRs,

provided that no such offer of the shares shall require the issuer or any underwriter to publish a prospectus pursuant to POATRs or supplement a prospectus. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares.

Hong Kong. The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”), or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore. Each underwriter has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:

A. to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

B. to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

C. otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

A. a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

B. a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii) where no consideration is or will be given for the transfer;

(iii) where the transfer is by operation of law;

(iv) as specified in Section 276(7) of the SFA; or

(v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Israel. In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase shares of securities under the Israeli Securities Law, 5728 – 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 – 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 – 1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in the First Addendum to the Israeli Securities Law, 5728 – 1968. In particular, we may request, as a condition to be offered securities, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 – 1968 and the regulations promulgated thereunder in connection with the offer to be issued securities; (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 – 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 – 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.

Electronic Offer, Sale and Distribution of Shares. A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships. Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the issuance of our securities offered by this prospectus supplement will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, New York, New York. Paul Hastings LLP, New York, New York is acting as counsel for the underwriters.

EXPERTS

The consolidated financial statements of PMV Pharmaceuticals, Inc. appearing in PMV Pharmaceuticals, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at www.pmvpharma.com. We make available, free of charge, on our investor relations website at ir.pmvpharma.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on our website is not a part of or incorporated by reference in this prospectus supplement and the inclusion of our website and investor relations website addresses in this prospectus supplement is an inactive textual reference only.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and the securities that we are offering. Forms of other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus supplement forms a part under cover of a Current Report on Form 8-K incorporated in this prospectus supplement by reference. Statements in this prospectus supplement and the accompanying prospectus are summaries and each statement is qualified in all respects by reference to the documents to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the information or documents listed below that we have filed with the SEC (File No. 001-39593):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 6, 2026;

•

our definitive Proxy Statement on Schedule 14A, filed with the SEC on April 22, 2026 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025);

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 12, 2026, and for the quarter ended June 30, 2026, filed with the SEC on August 14, 2026;

•	our Current Reports on Form 8-K filed with the SEC on June 5, 2026 and August 31, 2026 (in each case to the extent the information included in such reports is filed and not furnished); and

•

the description of our common stock contained in the Registration Statement on Form 8-A relating thereto, filed with the SEC on September  21, 2020, as updated by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 3, 2021, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference in this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including exhibits to these documents. You should direct any requests for documents to PMV Pharmaceuticals, Inc., Attn: Corporate Secretary, 400 Alexander Park Drive, Suite 301, Princeton, New Jersey 08540.

You also may access these filings on our website at ir.pmvpharma.com. We do not incorporate the information on our website into this prospectus supplement or the accompanying prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement or the accompanying prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus). The inclusion of our website address is an inactive textual reference only.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus will be deemed modified, superseded or replaced for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies, supersedes or replaces such statement.

PROSPECTUS

PMV Pharmaceuticals, Inc.

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Purchase Contracts

Units

The securities covered by this prospectus may be sold by PMV Pharmaceuticals, Inc. from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering, of up to $200,000,000 in the aggregate. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “PMVP.” On November 19, 2024, the last reported sale price of our common stock on the Nasdaq Global Select Market was $1.59 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. PLEASE CAREFULLY READ THE INFORMATION UNDER THE HEADINGS “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND “ITEM 1A – RISK FACTORS” OF OUR MOST RECENT REPORT ON FORM 10-K OR 10-Q THAT IS INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE YOU INVEST IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 27, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus for an aggregate offering amount of up to $200,000,000. Each time that we offer and sell securities pursuant to this prospectus, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering and, to the extent appropriate, any updates to the information about us contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement and any related free writing prospectus, you should rely on the applicable prospectus supplement and any related free writing prospectus. Before purchasing any securities, you should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with information or to make any representations other than those contained or incorporated by reference in this prospectus, the applicable prospectus supplement or in any related free writing prospectus prepared by or on behalf of us to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus, the applicable prospectus supplement to this prospectus and any related free writing prospectus is accurate as of the date on its respective cover or as otherwise specified therein and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed materially since those dates. This prospectus and the applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

ii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “PMV Pharmaceuticals, Inc.,” “we,” “our” and “us” refer, collectively, to PMV Pharmaceuticals, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Company Overview

We are a precision oncology company pioneering the discovery and development of small molecule, tumor-agnostic therapies targeting p53. p53 is a well-defined tumor suppressor protein known as the “guardian of the genome,” and normal, or wild-type, p53 has the ability to eliminate cancer cells. However, mutant p53 proteins can be misfolded and lose their wild-type tumor suppressing function. These p53 mutations are found in approximately half of all cancers. The field of p53 biology was established by our co-founder Dr. Arnold Levine when he discovered the p53 protein in 1979. We have leveraged more than four decades of research experience and developed unique insights into p53 to create a precision oncology platform designed to generate selective, small molecule, tumor-agnostic therapies that structurally correct specific mutant p53 proteins to restore their wild-type function. We are deploying our precision oncology platform to target p53 mutations and other p53-related cancers.

Our lead product candidate, PC14586 (rezatapopt), is an orally available small molecule designed to potently and selectively correct p53 misfolding caused by a specific p53 mutation, Y220C, while sparing wild-type p53. The p53 Y220C mutation is associated with approximately 1.0% of all cancers, including breast, non-small cell lung cancer, or NSCLC, colorectal, pancreatic and ovarian cancers. PC14586 is designed to restore the wild-type conformation by occupying the pocket created by the tyrosine to cysteine mutation in amino acid position 220. We are pursuing a tumor-agnostic development strategy and initiated a Phase 1/2 clinical trial, PYNNACLE, in October 2020. Our strategy is to seek approval under an accelerated pathway, and we believe our PYNNACLE clinical trial has the potential to serve as a pivotal study. In October 2020, we were granted FDA Fast Track Designation of PC14586 for the treatment of patients with locally advanced or metastatic solid tumors that have a p53 Y220C mutation. In July 2023, we concluded our End of Phase 1 meeting with the FDA with alignment on the recommended Phase 2 dose and key elements of the single arm, Phase 2 registrational portion of the PYNNACLE study. In October 2023, we presented our updated Phase 1 clinical data for PC14586 at the 2023 AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics Meeting. We are continuing to dose patients in the pivotal Phase 2 monotherapy portion of our PYNNACLE trial, and have activated over 75% of sites globally across the U.S., Europe and Asia-Pacific. In October 2024, we discontinued enrollment in the Phase 1b combination arm of the PYNNACLE trial evaluating rezatapopt in combination with Merck and Co.’s anti-PD-1 therapy KEYTRUDA® (pembrolizumab) in patients with advanced solid tumors harboring a TP53 Y220C mutation. Additionally, we announced that we are collaborating with the MD Anderson Cancer Center and the Memorial Sloan Kettering Cancer Center to support an investigator-initiated Phase 1b study, which is designed to assess the safety, tolerability, pharmacokinetics, and preliminary efficacy of rezatapopt monotherapy in combination with azacytidine in patients harboring a TP53 Y220C mutation. We expect that enrollment for this Phase 1b study will begin in the first quarter of 2025. We also expect to provide interim data on the Phase 2 monotherapy registrational portion of the PYNNACLE trial by mid-2025.

A better understanding of mutations that drive cancers have facilitated the development of precise, gene- and protein-specific drugs known as targeted therapies. Targeted therapies have the potential to transform treatment of some cancers by providing robust clinical benefit to patients. In many cases, clinical responses can be dramatic enough to support expedited regulatory approval of these therapies. Further, recent advancements in next-generation-sequencing, or genomic NGS, have accelerated the development of targeted therapies. A recent study found that 75% of oncologists in the United States employ genetic sequencing. We believe p53 mutations are particularly well-suited for the evolving precision oncology paradigm, as a single mutation can cause p53 malfunction, and p53 is one of the genes commonly sequenced in NGS panels. We believe that our precision oncology platform offers a substantial opportunity to expand the number of patients who will benefit from targeted therapies.

Corporate Information

We were incorporated in Delaware in March 2013 under the name “PJ Pharmaceuticals, Inc.” In July 2013, we changed our name to “PMV Pharmaceuticals, Inc.” Our principal executive offices are located at 400 Alexander Park Drive, Suite 301, Princeton, New Jersey 08540. Our telephone number is (609) 642-6670. Our website address is www.pmvpharma.com. Information contained on, or that can be accessible through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

The Securities That May Be Offered

We may offer or sell common stock, preferred stock, debt securities, warrants, subscription rights, purchase contracts and units in one or more offerings and in any combination for an aggregate offering amount of up to $200,000,000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.00001 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.

Warrants

We may offer warrants for the purchase of common stock, preferred stock or debt securities. We may offer warrants independently or together with other securities.

Subscription Rights

We may offer subscription rights to purchase our common stock, preferred stock, debt securities, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.

Purchase Contracts

We may offer purchase contracts, including contracts obligating holders or us to purchase from the other a specific or variable number of securities at a future date or dates.

Units

We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. We will remain a smaller reporting company until we have a non-affiliate public float in excess of $250.0 million and annual revenues in excess of $100.0 million, or a non-affiliate public float in excess of $700.0 million, each as determined on an annual basis. A smaller reporting company may take advantage of relief from some of the reporting requirements and other burdens that are otherwise applicable generally to public companies, such as reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statement. To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.

RISK FACTORS

Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement and any applicable free writing prospectus or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K or Current Reports on Form 8-K we file after the date of this prospectus, that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and any free writing prospectus and the information incorporated by reference in this prospectus, each prospectus supplement and any free writing prospectus contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement, any free writing prospectus and the documents incorporated herein and therein by reference, particularly in the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS

We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities. We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Pending our use of the net proceeds from the sale of our securities, we intend to invest the net proceeds in bank deposits, money market funds, treasury obligations, and investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the amended and restated certificate of incorporation and the amended and restated bylaws. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.00001 per share, and 5,000,000 shares of preferred stock, par value $0.00001 per share. The number of beneficial stockholders is substantially greater than the number of stockholders of record as a large portion of our common stock is held through brokerage firms.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights. Because of this, the holders of a plurality of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in our control or other corporate action.

The preferred stock we may issue will be fully paid and nonassessable upon issuance.

Anti-Takeover Effects of Certain Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws

Certain provisions of the General Corporation Law of the State of Delaware, or DGCL, and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Classified Board

Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes, designated Class I, Class II and Class III. Each class contains an equal number of directors, as nearly as possible, consisting of one third of the total number of directors constituting the entire board of directors. The directors in each class serve for a three-year term, one class being elected each year by our stockholders, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

Removal of Directors

Our amended and restated certificate of incorporation provides that stockholders may only remove a director for cause by a vote of at least a majority of the voting power of the issued and outstanding capital stock of our company entitled to vote.

Director Vacancies

Our amended and restated certificate of incorporation authorizes only our board of directors to fill vacant directorships.

No Cumulative Voting

Our amended and restated certificate of incorporation provides that stockholders do not have the right to cumulate votes in the election of directors.

Special Meetings of Stockholders

Our amended and restated certificate of incorporation and amended and restated bylaws provide that, except as otherwise required by law or subject to the terms of any series of preferred stock, special meetings of the stockholders may be called only by the chairperson of our board of directors, our Chief Executive Officer, our President or our board of directors acting pursuant to a resolution adopted by a majority of our board of directors.

Advance Notice Procedures for Director Nominations

Our amended and restated bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders or seeking to propose matters that can be acted upon by stockholders at annual stockholder meetings must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices before notice of the meeting is issued by the secretary of the company, with such notice being served not less than 90 nor more than 120 days before the meeting. Although our amended and restated bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting, our amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.

Action by Written Consent

Our amended and restated certificate of incorporation and amended and restated bylaws provide that any action to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent.

Amending our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our amended and restated certificate of incorporation may be amended or altered in any manner provided by the DGCL, except that amendment of certain provisions would require the approval of two-thirds of the voting power of our then outstanding voting securities, voting together as a single class. Our amended and restated bylaws may be adopted, amended, altered or repealed by stockholders only upon approval of at least majority of the voting power of all the then outstanding shares of the common stock, except for any amendment of certain provisions, which would require the approval of at least two-thirds of the total voting power of our then outstanding voting securities, voting together as a single class. Additionally, our amended and restated certificate of incorporation provides that our bylaws may be amended, altered or repealed by the board of directors.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuances without stockholder approval, except as required by the listing standards of the Nasdaq Global Select Market, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the company by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Jurisdiction

Our amended and restated bylaws provide that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of fiduciary duty, any action asserting a claim arising pursuant to the DGCL, any action regarding our amended and restated certificate of incorporation or amended and restated bylaws, or any action asserting a claim against us that is governed by the internal affairs doctrine. Our amended and restated bylaws further provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions. Although we believe these provisions benefit us by providing increased consistency in the application of law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Business Combinations with Interested Stockholders

We are governed by Section 203 of the DGCL, which, subject to certain exceptions, prohibits a public Delaware corporation from engaging in a business combination (as defined in such section) with an “interested stockholder” (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (A) by persons who are directors and also officers of such corporation and (B) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) at or subsequent to such time the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock of such corporation not owned by the interested stockholder.

Limitation on Liability and Indemnification

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL. We are expressly authorized to, and do, carry directors’ and officers’ insurance providing coverage for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive directors.

The limitation on liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “PMVP.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 55 Challenger Road, 2nd Floor, Ridgefield Park, NJ 07660. The transfer agent and registrar’s telephone number is (800) 937-5449.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized material provisions of the debt securities and select portions of the indenture below. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture. Unless the context requires otherwise, whenever we refer to an indenture, we are also referring to any supplemental indentures or forms of debt securities that specify the terms of a particular series of debt securities.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can offer an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the terms of the debt securities, including, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities, which may be sold at a discount below their stated principal amount;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to repurchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be repurchased, in whole or in part, pursuant to such obligation;

•

the provisions relating to conversion or exchange of any debt securities of the series into our common stock or other securities and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	the forms of the debt securities and whether the debt securities will be issued in the form of certificated debt securities or global debt;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made and, if other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal or premium or interest, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the covenants or Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

if there is more than one trustee or a different trustee, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to such debt securities;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may offer debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading titled “Global Debt Securities and Book-Entry System,” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue or series of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may provide holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:

•

we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default (as defined below), shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing (except an Event of Default resulting from certain events of bankruptcy, insolvency, or reorganization as described below), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture will provide that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of, or premium on, or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series

(subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or United States government obligations or, in the case of debt securities denominated in a single currency other than United States dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or United States government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “-Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:

•

depositing with the trustee money and/or United States government obligations or, in the case of debt securities denominated in a single currency other than United States dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

•	no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

•

delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF WARRANTS

We may offer warrants to purchase debt securities, preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement and any free writing prospectus. If we issue warrants as part of a unit, the applicable prospectus supplement and any free writing prospectus will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement and any free writing prospectus will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock or common stock will be separately transferable;

•	the number of shares of preferred stock or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may offer subscription rights to purchase our common stock, preferred stock, debt securities, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our common stock, preferred stock, debt securities, warrants or units consisting of some or all of these securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of our common stock, preferred stock, debt securities, warrants or units consisting of some or all of these securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus captioned “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS

The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement and any free writing prospectus. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement and any free writing prospectus may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement and any free writing prospectus if that applicable summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement and any free writing prospectus related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may offer purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•

whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

We may offer units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section of this prospectus captioned “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell our securities from time to time in one or more transactions. We may sell securities to or through underwriters, dealers, agents, remarketing firms or other third parties directly to one or more purchasers or through a combination of any of these methods. We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders, if legally permitted. In some cases, we or dealers acting with us or on behalf of us may also purchase our securities and reoffer them to the public. We may also offer and sell, or agree to deliver, our securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices that may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus supplement is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

The validity of the securities offered hereby on behalf of PMV Pharmaceuticals, Inc. will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, New York, New York. Certain members of, and investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati, Professional Corporation own less than one percent of our common stock. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of PMV Pharmaceuticals, Inc. appearing in PMV Pharmaceuticals, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.pmvpharma.com/. Information contained on, or that can be accessible through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished, rather than filed, including Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024;

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, filed with the SEC on May 9, 2024, June 30, 2024, filed with the SEC on August 8, 2024 and September 30, 2024, filed with the SEC on November 7, 2024;

•	our Current Reports on Form 8-K, filed with the SEC on January 5, 2024, January 18, 2024, June 7, 2024 and August 8, 2024;

•

the portions of our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 24, 2024; and

•

the description of our common stock contained in the Registration Statement on Form 8-A relating thereto, filed on September  21, 2020, as updated by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 3, 2021, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

PMV Pharmaceuticals, Inc.

400 Alexander Park Drive, Suite 301

Princeton, New Jersey 08540

Attn: Investor Relations

(609) 642-6670

Shares of Common Stock

Pre-Funded Warrants to Purchase up to    Shares of Common Stock

Warrants to Purchase up to     Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

TD Cowen

    , 2026